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                                                                   Exhibit 10.33


                                  ADVISORY AGREEMENT


     This ADVISORY AGREEMENT is made as of the 8th day of April, 1998, by and between AURORA/VDK LLC, a Delaware limited liability company ("Aurora/VDK LLC"), and DARTFORD PARTNERSHIP L.L.C., a Delaware limited liability company (the "Advisor"). For purposes of this Agreement, the "Company" shall mean Aurora/VDK LLC, any successor thereto by reason of merger, transfer of substantially all of its assets and liabilities or otherwise, and each of their direct and indirect subsidiaries.

                                  W I T N E S E T H:

     WHEREAS, MBW Investors LLC ("MBW LLC"), a Delaware limited liability company, and VDK Foods LLC ("VDK LLC"), a Delaware limited liability company, have formed Aurora/VDK LLC (the "Contribution") pursuant to a Contribution Agreement dated as of April 8, 1998 between MBW LLC and VDK LLC; and

     WHEREAS, subject to the terms and conditions of this Agreement, the Company desires to retain the Advisor, and the Advisor desires to be retained by the Company, and the parties hereto desire to terminate the Amended and Restated Management Services Agreement dated July 9, 1996 between the Advisor and Van de Kamp's, Inc. and the Management Services Agreement dated December 31, 1996 between the Advisor and MBW Foods Inc. (n/k/a Aurora Foods Inc.).

     NOW, THEREFORE, in consideration of the mutual covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1.   Terms of Agreement and Duties.

          (a) Engagement. The Company hereby retains the Advisor to provide advisory services to the Company on a non-exclusive basis for a period (the "Term") beginning on the date hereof and ending on the earlier of (x) the second anniversary of the closing of the initial public offering of Aurora Foods Inc. ("AFI"), a successor entity to Aurora/VDK LLC to be formed pursuant to a contemplated reorganization of the Company and (y) the date on which the employment of Ian R. Wilson as Chief Executive Officer of AFI pursuant to a written Employment Agreement between AFI and such person(s) has terminated; provided; that the Advisor may terminate this Agreement on not less than 60 days prior written notice to the Company. In the event of any termination of this Agreement (including upon expiration of the Term), (i) any accrued and unpaid obligations of the Company owed under Sections 2 or 3 hereof, and (ii) the Company's obligations under Section 4 hereof shall survive to the maximum extent permitted by law.


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          (b)  Duties.  During the Term, the Advisor will render such services
(the "Services") as the Company may reasonably request from time to time in connection with actual and potential acquisitions by the Company or any of its direct or indirect subsidiaries and the financing thereof.

     2.   Compensation of Advisor.

          In the event that during the Term the Company or any direct or indirect subsidiary thereof either (i) consummates an acquisition of the stock or assets of another entity (including without limitation by merger or consolidation), enters into a joint venture with another entity, or effects any similar investment or business combination (each, an "Acquisition"), or
(ii) initiates any discussions or negotiations or undertakes a review of a possible Acquisition that is ultimately consummated within one year following termination of the Term, then in either case the Company shall pay to the Advisor on the closing date of such Acquisition, in consideration of Services rendered with respect thereto, a transaction fee (a "Transaction Fee") in an amount equal to one-third-of-one percent (0.333%) of the Acquisition Price (as defined below), by wire transfer of immediately available funds to an account specified by the Advisor to the Company.

          "Acquisition Price" means the sum of (A) the cash purchase price actually received, plus (B) the fair market value of any equity securities issued to or retained by the seller in connection with the Acquisition, plus
(C) the face value of any promissory note or other debt instrument issued to the seller in connection with such Acquisition less any discounts thereto, plus
(D) the amount of any liabilities assumed by the Company or a direct or indirect subsidiary thereof in connection with such Acquisition plus (E) the fair market value of any other property paid as consideration in connection with the Acquisition, including installment or deferred payments, if any, in which case the Transaction Fee with respect to such installment or deferred payments shall be paid after giving effect to the present value thereof. If such installment or deferred payments are conditioned upon the achievement of certain contingencies (other than the passage of time) such fees shall be payable in respect of such installment or deferred payments as, when and if received by the seller.

     3. Contribution Fee. In connection with Services rendered with respect to the Contribution, the Company hereby agrees to pay the Advisor a fee in the amount of $1,500,000, together with reimbursement of any unreimbursed or unpaid expenses incurred by the Advisor in connection with the Contribution, with such fee and expenses to be payable by the Company on the earlier of (x) the closing of an initial public offering of common stock by the Company (or any successor to the Company by merger, consolidation or reorganization of the Company, by incorporation or otherwise), or (y) September 30, 1998.

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     4.   Expenses; Indemnification.

          (a) Expenses. Whether or not any of the transactions contemplated by this Agreement or any other agreement shall be consummated, the Company agrees to pay on demand all expenses incurred by the Advisor or any of its affiliates in connection with this Agreement and such other transactions and all operations hereunder, including but not limited to (i) the fees and disbursements of: (A) counsel to the Advisor, (B) accountant to the Advisor, and (C) any other consultants or advisors retained by the Advisor or either of the parties identified in clauses (A) and (B) arising in connection therewith, and (ii) any out-of-pocket expenses incurred by the Advisor in connection with the provision of services hereunder or the attendance at any meeting of the board of directors (or any committee thereof) of the Company or any of its affiliates.

          (b) Indemnity and Liability. In consideration of the execution and delivery of this Agreement by the Advisor, the Company hereby agrees to indemnify and hold the Advisor and each of its members, partners, shareholders, affiliates, directors, officers, fiduciaries, employees and agents and each of the members, partners, shareholders, affiliates, directors, officers, fiduciaries, employees and agents of each of the foregoing (collectively, the "Indemnitees") free and harmless from and against any and all actual or threatened claims, actions, causes of action, suits, losses, liabilities and damages, and expenses in connection therewith, including without limitation reasonable attorneys' fees and disbursements and other litigation costs (collectively, the "Indemnified Liabilities"), incurred by the Indemnitees or any of them as a result of, or arising out of, or relating to the execution, delivery, performance, enforcement or existence of this Agreement or the transactions contemplated hereby (including but not limited to any indemnification obligations assumed or incurred by any Indemnitee to or on behalf of the Company, or any of its accountants or other representatives, agents or affiliates) except for any such Indemnified Liabilities arising directly from such Indemnitees's gross negligence or willful misconduct, and if and to the extent that the foregoing undertaking may be unenforceable for any reason, the Company hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. None of the Indemnitees shall be liable to the Company or any of its affiliates for any act or omission suffered or taken by such Indemnitee as a result of, or arising out of, or relating to the execution, delivery, performance, enforcement or existence of this Agreement or the transactions contemplated hereby that does not constitute gross negligence or willful misconduct.

     5. Assignment, etc. Except as provided below, neither party shall have the right to assign this Agreement. The Advisor acknowledges that its services under this Agreement are unique. Accordingly, any purported assignment by the Advisor (other than as provided below) shall be void. Notwithstanding the foregoing, the Advisor may assign all or part of its rights and obligations hereunder to any affiliate of the Advisor which provides services similar to those called for by this Agreement, in which event the Advisor shall be


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released of all of its rights, other than the rights in Section 4 hereof, and obligations hereunder.

     6. Amendments and Waivers. No amendment or waiver of any term, provision or condition of this Agreement shall be effective, unless in writing and executed by each of the Advisor and the Company. No waiver on any one occasion shall extend to or effect or be construed as a waiver of any right or remedy on any future occasion. No course of dealing of any person nor any delay or omission in exercising any right or remedy shall constitute an amendment of this Agreement or a waiver of any right or remedy of any party hereto.

     7.   Governing Law; Jurisdiction.

          (a) Choice of Law. This Agreement shall be governed by and construed in accordance with the domestic substantive laws of the State of New York without giving effect to any choice or conflict of law provision or rule that would cause the application of the domestic substantive law of any other jurisdiction.

          (b) Consent to Jurisdiction. Each of the parties agrees that all actions, suits or proceedings arising out of or based upon this Agreement or the subject matter hereof shall be brought and maintained exclusively in the federal and state courts of the State of New York located in the Borough of Manhattan in New York City. Each of the parties hereto by execution hereof (i) hereby irrevocably submits to the jurisdiction of the above-named courts for the purpose of any action, suit or proceeding arising out of or based upon this Agreement or the subject matter hereof and (ii) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, by way of motion, as a defense or otherwise, in any such action, suit or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that it is immune from extraterritorial injunctive relief or other injunctive relief, that its property is exempt or immune from attachment or execution, that any such action, suit or proceeding may not be brought or maintained in one of the above-named courts, that any such action, suit or proceeding brought or maintained in one of the above-named courts should be dismissed on grounds of forum non conveniens, should be transferred to any court other than one of the above-named courts, should be stayed by virtue of the pendency of any other action, suit or proceeding in any court other than one of the above-named courts, or that this Agreement or the subject matter hereof may not be enforced in or by any of the above-named courts. Each of the parties hereto hereby consents to service of process in any such suit, action or proceeding in any manner permitted by the laws of the State of New York, agrees that service of process by registered or certified mail, return receipt requested, at the address specified in or pursuant to Section 9 is reasonably calculated to give actual notice and waives and agrees not to assert by way of motion, as a defense or otherwise, in any such action, suit or proceeding any claim that service of process made in accordance with Section 9 does not constitute good and sufficient service of process. The

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provisions of this Section 7(b) shall not restrict the ability of any party to enforce in any court any judgment obtained in one of the above-named courts.

          (c) Waiver of Jury Trial. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH OF THE PARTIES HERETO HEREBY WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT, OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, CAUSE OF ACTION, ACTION, SUIT OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN CONTRACT OR TORT OR OTHERWISE.
Each of the parties hereto acknowledges that it has been informed by each other party that the provisions of this Section 7(c) constitute a material inducement upon which such party is relying and will rely in entering into this Agreement and the transactions contemplated hereby. Any of the parties hereto may file an original counterpart or a copy of this Agreement with any court as written evidence of the consent of each of the parties hereto to the waiver of its right to trial by jury.

     8. Severability. If in any judicial or arbitral proceedings a court or arbitrator shall refuse to enforce any provision of this Agreement, then such unenforceable provision shall be deemed eliminated from this Agreement for the purpose of such proceedings to the extent necessary to permit the remaining provisions to be enforced. To the full extent, however, that the provisions of any applicable law may be waived, they are hereby waived to the end that this Agreement be deemed to be a valid and binding agreement enforceable in accordance with its terms, and in the event that any provision hereof shall be found to be invalid or unenforceable, such provision shall be construed by limiting it so as to be valid and enforceable to the maximum extent consistent with and possible under applicable law.

     9. Notices. All notices, requests, demands and other communications hereunder must be in writing and shall be deemed to have been duly given if (a) delivered by hand, (b) sent (i) by overnight courier or (ii) by registered or certified mail, return receipt requested, postage and registry fees prepaid, or
(c) sent by facsimile with a confirmation receipt, in each case addressed as follows:

          If to the Advisor:

               Dartford Partnership L.L.C.
               456 Montgomery Street, Suite 2200
               San Francisco, California 94104

               Attention:  Ian R. Wilson

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          If to the Company:

               456 Montgomery Street, Suite 2200
               San Francisco, CA 94104

               Attention:  Chief Executive Officer


          with a copy to:

               Fenway Partners, Inc.
               152 West 57th Street
               New York, NY  10019

               Attention:  Richard C. Dresdale

          with a copy to:

               McCown De Leeuw & Co., Inc.
               101 East 52nd Street, 31st Floor
               New York, NY  10022

               Attention: Charles Ayres


Addresses may be changed by a notice in writing in accordance with the provisions of this Section 9.

     10. Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof, including without limitation (i) the Management Services Agreement dated December 31, 1996 between the Advisor and MBW Foods Inc. (n/k/a Aurora Foods Inc.), and, (ii) the Amended and Restated Management Services Agreement dated as of July 9, 1996 between Van de Kamp's, Inc. and Advisor, and (iii) the New Compensation Agreement, dated as of April 8, 1998, by and among the Company, the Advisor and certain other parties signatory thereto.

     11. Counterparts. This Agreement may be executed in one or more original or facsimile counterparts, all of which together shall constitute one and the same instrument.

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     12.  Successors.  This Agreement shall be binding on the successors and assigns of any party hereto (including without limitation AFI or any other successor to the Company by reason of the merger, consolidation, or reorganization (by incorporation or otherwise) of the Company).



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     IN WITNESS WHEREOF, the undersigned parties have executed this Agreement as of this 8th day of April, 1998.

                                    AURORA/VDK LLC


                                 By:  /s/ Ray Chung
                                    -----------------------------------
                                    Name:  Ray Chung
                                    Title: Executive Vice President

                                 VDK HOLDINGS, INC.


                                 By:  /s/ Ray Chung
                                    -----------------------------------
                                    Name:  Ray Chung
                                    Title: Executive Vice President

                                 AURORA FOODS HOLDINGS, INC.


                                 By:  /s/ Ray Chung
                                    -----------------------------------
                                    Name:  Ray Chung
                                    Title: Executive Vice President

                                 VAN DE KAMP'S, INC.


                                 By:  /s/ Ray Chung
                                    -----------------------------------
                                    Name:  Ray Chung
                                    Title: Executive Vice President

                                 AURORA FOODS INC.


                                 By:  /s/ Ray Chung
                                    -----------------------------------
                                    Name:  Ray Chung
                                    Title: Executive Vice President

                                 DARTFORD PARTNERSHIP L.L.C.


                                 By: /s/ James B. Ardrey
                                    -----------------------------------
                                    Name: James B. Ardrey
                                    Title: Member



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